ITEM 23
                                                               OTHER EXHIBIT (b)

                 GENERAL CALIFORNIA MUNICIPAL MONEY MARKET FUND

                       Certificate of Assistant Secretary

      The undersigned, Janette E. Farragher, Assistant Secretary of General California Municipal Money Market Fund (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Mark N. Jacobs, Steven F. Newman, Michael A. Rosenberg, John B. Hammalian, Jeff Prusnofsky, Robert R. Mullery, Janette E. Farragher, and Mark Kornfeld on behalf of the proper officers of the Fund pursuant to a power of attorney, and that such resolution remains in full force and effect on the date hereof, with the exception that Mark Kornfeld, Assistant General Counsel, resigned his position as of April 10, 2000:

           RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Mark N.
           Jacobs, Steven F. Newman, Michael A.
           Rosenberg, John B. Hammalian, Jeff
           Prusnofsky, Robert R. Mullery, Janette E.
           Farragher, and Mark Kornfeld as the
           attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, hereby is authorized and approved; and that such attorneys-in-fact;
           and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration
           Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on March 28, 2001.

                                                    /s/ Janette E. Farragher
                                                    ----------------------------
                                                    Janette E. Farragher,
                                                    Assistant Secretary

(SEAL)